Exhibit 10(n)


                       PROMISSORY NOTE


$135,000                                     March 30, 1998



      For value received, the undersigned promises to pay to the order of Cerner Corporation, a Delaware corporation, ("Cerner") the sum of One Hundred Thirty-Five Thousand Dollars ($135,000) at Cerner offices at 2800 Rockcreek Parkway, Kansas City, Missouri 64117, in annual installments of Fifteen Thousand Dollars ($15,000), the first installment to be due on August 4, 1998 and the subsequent eight (8) installments each to be due on the first eight (8) consecutive anniversaries of August 4, 1998. Notwithstanding the foregoing, in the event the undersigned's employment with Cerner is terminated, for any reason, this Promissory Note shall become immediately due and payable in full, without notice by Cerner to the
undersigned,  upon  the  earlier  to  occur   of   (1)   the
undersigned's sale of the real property covered by the mortgage referred to below, (2) settlement of any payments due to the undersigned from Cerner under CPP or any other bonus plans of Cerner or (3) receipt by the undersigned after the termination date of an aggregate of Seventy Five Thousand Dollars ($75,000) or more from the sale by the undersigned of any Cerner stock received by the undersigned upon exercise of any stock options granted to the undersigned by Cerner.

      In the event of the failure of the undersigned to pay any installment when due or if there is a breach of any of the terms and conditions of the Mortgage dated the date hereof made by the undersigned and his spouse in favor of Cerner, Cerner may accelerate all unpaid installments hereof and all other amounts payable hereunder by written notice delivered to the undersigned in writing addressed at 2800 Rockcreek Parkway, Kansas City, Missouri 64117, whereupon the entire unpaid amount hereof shall be immediately due and payable in full.

       Any installment hereof not paid when due shall thereafter bear interest at the lesser of the highest amount permitted by applicable law or the prime or base rate of interest announced from time to time by CitiBank, N. A., New York, New York.

      The undersigned hereby grants to Cerner a security interest in all outstanding CPP or other bonus payments due to the undersigned from Cerner at any time and any shares of Cerner Common Stock acquired by the undersigned as a result of exercising any stock options granted to the undersigned by Cerner as security for all amounts due to Cerner hereunder. This Promissory Note is also secured by and subject to the benefits of the second mortgage dated March 30, 1998, made by the undersigned and his spouse in favor of Cerner.

      The undersigned hereby waives all demands, protests, notices, indulgences and other benefits provided by law to the undersigned in connection with the collection hereof by Cerner and agrees to pay all costs of collection hereof by Cerner, including reasonable attorney's fees and expenses.

      In witness whereof the undersigned have executed this Promissory Note as of the date hereof.




                                   /s/Robert C. Dieterle
                                   -------------------------
                                   Robert C. Dieterle